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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-148230) on Form S-1 of Wentworth Energy, Inc. of our report dated April 11, 2008 relating to our audits of the consolidated financial statements of Wentworth Energy, Inc. as of December 31, 2007 and 2006 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Hein & Associates LLP
Dallas, Texas
May 29, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm